After Recording Return To:

Chugach Electric Association, Inc.
5601 Minnesota Drive
Post Office Box 196300
Anchorage, Alaska  99519-6300
Attention, Mr. Don Edwards, General Counsel






                      SIXTH SUPPLEMENTAL INDENTURE OF TRUST

              (Adding Legal Description of Additional Real Property
             Acquired by the Company to Exhibit A of the Indenture)


         THIS SIXTH SUPPLEMENTAL INDENTURE OF TRUST, dated as of April 3, 1996, is amendatory and supplemental to that certain Indenture of Trust dated September 15, 1991 (the "Original Indenture"), by and between CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska electric cooperative (the "Company"), and SECURITY PACIFIC BANK WASHINGTON, N.A., a national banking association, recorded September 25, 1991, under the following recording numbers:

Recording District                  Recording Number, Book and Page
- ------------------                  -------------------------------
         Anchorage                  91-040327 (Book 2195, Page 178)
         Kenai                      91-7151 (Book 389, Page 637)
         Palmer                     91-011276 (Book 663, Page 167)
         Seward                     91-1051 (Book 62, Page 251)
         Valdez                     91-0738 (Book 114, Page 233)

         The Original Indenture was amended by that First Supplemental Indenture of Trust dated as of March 17, 1993 ("First Supplemental Indenture"), which was recorded in districts of Anchorage, Kenai, Palmer, Seward and Valdez, Alaska on dates shown under the following recording numbers:



Chugach Electric Association, Inc.
Page No. 1

Recording                Recording Number,             Recording
District                   Book and Page                  Date
- --------                   -------------                  ----
Anchorage         93-014587 (Book 2394, Page 638)    March 30, 1993
Kenai             94-3630   (Book  441, Page 841)    April 27, 1994
Palmer            94-6629   (Book  763, Page 279)    April 26, 1994
Seward            94-562    (Book   72, Page 239)    April 29, 1994
Valdez            94-0604   (Book  122, Page 677)    April 27, 1994

         The purposes of the First Supplemental Indenture were to confirm the Company's intention that certain real property acquired by the Company after the date of the Original Indenture be subjected to the lien of the Indenture, and to confirm the substitution of Seattle-First National Bank (successor by merger to the original Trustee, Security Pacific Bank Washington, N.A.) as Trustee under the Indenture.

         The Original Indenture was amended by the Second Supplemental Indenture of Trust dated as of May 19, 1994 (the "Second Supplemental Indenture"), which was recorded in districts of Anchorage, Kenai, Palmer, Seward and Valdez, Alaska on dates shown under the following recording numbers:

Recording                Recording Number,            Recording
District                   Book and Page                 Date
- --------                   -------------                 ----
Anchorage         94-036094 (Book 2656, Page 313)    May 23, 1994
Kenai             94-4844   (Book  444, Page 348)    May 31, 1994
Palmer            94-008794 (Book  768, Page 219)    May 27, 1994
Seward            94-0832   (Book   72, Page 786)    June 2, 1994
Valdez            94-0767   (Book  122, Page 967)    May 31, 1994

         The Second Supplemental Indenture amended Exhibit A to the Original Indenture to include additional real property of the Company not specifically described in the Original Indenture.

         The Original Indenture was amended by the Third Supplemental Indenture of Trust dated as of June 29, 1994 (the "Third Supplemental Indenture"), which was recorded in districts of Anchorage, Kenai, Palmer, Seward and Valdez, Alaska on dates shown under the following recording numbers:



Chugach Electric Association, Inc.
Page No. 2

Recording                Recording Number,            Recording
District                   Book and Page                 Date
- --------                   -------------                 ----
Anchorage         94-046579 (Book 2678, Page 629)    July 11, 1994
Kenai             94-6354   (Book  447, Page 238)    July 11, 1994
Palmer            94-011249 (Book  773, Page 460)    July 11, 1994
Seward            94-1091   (Book   73, Page 283)    July 12, 1994
Valdez            94-0971   (Book  123, Page 269)    July 11, 1994

         The purpose of the Third Supplemental Indenture was to provide for the creation of a new series of Bonds designated First Mortgage Bonds, CoBank Series and specify the form and provisions of the Bonds of such series.

         The Original Indenture was amended by the Fourth Supplemental Indenture of Trust dated as of March 1, 1995 (the "Fourth Supplemental Indenture"), which was recorded in districts of Anchorage, Kenai, Palmer, Seward and Valdez, Alaska on dates shown under the following recording numbers:

Recording                Recording Number,            Recording
District                   Book and Page                 Date
- --------                   -------------                 ----
Anchorage         95-015010 (Book 2772, Page 604)    Mar 31, 1995
Kenai             95-0383   (Book  461, Page 299)    Apr 10, 1995
Palmer            95-003739 (Book 0800, Page 693)    Apr  4, 1995
Seward            95-0392   (Book   76, Page 575)    Apr  4, 1995
Valdez            95-0383   (Book  126, Page 214)    Apr 10, 1995

         The Fourth Supplemental Indenture amended Exhibit A to the Original Indenture to include additional real property of the Company not specifically described in the Original Indenture.

         The Original Indenture was amended by the Fifth Supplemental Indenture of Trust dated as of September 6, 1995 (the "Fifth Supplemental Indenture"), which was recorded in districts of Anchorage, Kenai, Palmer, Seward and Valdez, Alaska on dates shown under the following recording numbers:



Chugach Electric Association, Inc.
Page No. 3

Recording                Recording Number,            Recording
District                   Book and Page                 Date
- --------                   -------------                 ----
Anchorage         96-006182 (Book 2886, Page 853)    Feb 12, 1996
Kenai             96-1826   (Book  480, Page 485)    Mar 12, 1996
Palmer            96-003374 (Book 0840, Page 390)    Mar 12, 1996
Seward            96-0301   (Book   80, Page 589)    Feb 29, 1996
Valdez            96-0158   (Book  128, Page 435)    Feb 28, 1996

         The purpose of the Fifth Supplemental Indenture was to provide for the creation of a new series of Bonds designated First Mortgage Bonds, Series CFC and specify the form and provisions of the Bonds of such series.

         The Original Indenture, as amended by the First, Second, Third, Fourth and Fifth Supplemental Indentures, is referred to herein as the "Indenture."

         The Indenture secures payment of the principal of (and premium, if any) and interest on the Outstanding Secured Bonds (as defined in the Indenture) and the performance of the covenants contained in such Outstanding Secured Bonds and the Indenture.

         Pursuant to the Indenture, the Company did grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to Security Pacific Bank Washington, N.A., as Trustee, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible and intangible, whether then owned or thereafter acquired by the Company, except any Excepted Property (as defined in the Indenture), and granted a security interest therein for the purposes therein expressed.

         On June 30, 1995 and December 13, 1995, the Company acquired additional interests in two parcels of real property which real property was not specifically described in Exhibit A to the Indenture, but which interest was intended to be subjected to the lien of the Indenture from and after the date of the Company's acquisition thereof.

         The purpose of this Sixth Supplemental Indenture is to confirm that the Company's interest in the real property described in Exhibit A attached hereto, including the Company's interest in all

Chugach Electric Association, Inc.
Page No. 4
improvements thereon and appurtenances thereto, is in all respects subject to the lien of the Indenture in the same manner and to the same extent as if legally described in Exhibit A to the Indenture, and Exhibit A to the Indenture is hereby amended to add the Company's interest in the real property described in Exhibit A attached to this Sixth Supplemental Indenture.


                                           CHUGACH ELECTRIC ASSOCIATION, INC.,
                                           an Alaska electric cooperative


                                           By /s/ Eugene N. Bjornstad
                                              -----------------------
                                           Title: General Manager


                                           SEATTLE-FIRST NATIONAL BANK,
                                           a national banking association


                                           By /s/ Michael A. Jones
                                              --------------------
                                           Title: Assistant Vice President



Chugach Electric Association, Inc.
Page No. 5

STATE OF ALASKA                     )
                                            )        ss.
THIRD JUDICIAL DISTRICT             )

     The foregoing instrument was acknowledged before me this 3rd day of April, 1996, by Eugene N. Bjornstad, the General Manager of CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska electric cooperative, on behalf of the cooperative.
                                                                        (Seal)

                                            /s/ Dianne Hillemeyer
                                            -----------------------------------
                                            Notary Public in and for Alaska
                                            My commission expires May 13, 1996



STATE OF WASHINGTON                         )
                                            )        ss.
COUNTY OF KING                              )


     I certify that I know or have satisfactory evidence that Michael A. Jones, is the person who appeared before me, and on oath stated that He was authorized to execute this instrument, and acknowledged it as the Assistant Vice President of FIRST TRUST WASHINGTON, to be a free and voluntary act and deed of said national banking association, for the uses and purposes therein mentioned.

         Given   under  my  hand  and   official   seal   this   22nd day  of
May, 1996.

                     (Seal)      /s/ Linda E. Houston
                                 -----------------------------------
                                 NOTARY PUBLIC in and for the State of
                                 Washington, residing at King County Washington My appointment expires September 26, 1998



Chugach Electric Association, Inc.
Page No. 6

                                    EXHIBIT A
                          (Sixth Supplement Indenture)


                  Lot Twenty (20), Block Three (3), TOWNSITE
         OF GIRDWOOD, U.S. SURVEY NO. 1177, according to the official plat thereof, filed with the Bureau of Land Management, located in the records of the Anchorage Recording District, Third Judicial District, State of Alaska.

         and:

                  Lots Twenty-One (21), and Twenty-Two (22),
         Block Three (3), TOWNSITE OF GIRDWOOD, ALASKA, located in U.S. Survey 1177, records of the Anchorage Recording District, Third Judicial
         District, State of Alaska.

Chugach Electric Association, Inc.
Page No. 7